Exhibit 99.1

HERALD NATIONAL BANK SHAREHOLDERS
APPROVE ACQUISITION BY BANKUNITED, INC.

MIAMI LAKES, FL and NEW YORK, NY (December 22, 2011) — Herald National Bank (“Herald”) (NYSE AMEX:HNB) and BankUnited, Inc. (“BKU”) (NYSE:BKU) announced that today Herald’s shareholders approved BKU’s acquisition of Herald through the merger of a subsidiary of BKU with and into Herald.  Holders of 14,172,596 shares of Herald common and preferred stock, representing over 83% of the shares of Herald stock entitled to vote on the matter, voted to ratify and confirm the Merger Agreement dated as of June 2, 2011, by and between BKU and Herald, as amended (the “Merger Agreement”).  Subject to the satisfaction of certain conditions contained in the Merger Agreement, BKU and Herald expect to complete the merger during the first quarter of 2012.

About BankUnited, Inc.

BankUnited, Inc. is the parent company of BankUnited, one of the most well-capitalized banks in the country and the second largest depository institution in Florida based on assets. Serving businesses and consumers in 14 Florida counties through more than 90 branches, BankUnited provides a wide range of commercial and consumer banking services.  For additional information, visit www.BankUnited.com.

About Herald National Bank

Herald National Bank is a relationship-based banking institution dedicated to serving the commercial and private banking needs of small to mid-size businesses, their owners, executives and senior managers, as well as high-net-worth individuals in the New York metropolitan area. Herald National Bank presently has three offices located in Manhattan (623 Fifth Avenue), Brooklyn (1333 60th Street), and Melville, Long Island (58 South Service Road). For more information, visit www.heraldnb.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the current views of BKU and Herald with respect to, among other things, future events and financial performance.  BKU and Herald generally identify forward-looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words.  Any forward-looking statements contained in this press release are based on the current plans, estimates and expectations of BKU and Herald.  The inclusion of this forward-looking information should not be regarded as a representation by BKU or Herald that the future plans, estimates or expectations contemplated herein will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to BKU’s and Herald’s respective operations, financial results, financial condition, business prospects, ability to complete the merger, growth, strategy, and liquidity.  If one or more of these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may vary materially from those indicated in these statements.  These factors should not be construed as exhaustive.  Neither BKU nor Herald undertakes any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements.  Information on these factors can be found in the Proxy Statement/Prospectus filed by BKU with the Securities and Exchange Commission (the “SEC”) on November 16, 2011 as well as the 2010 Annual Reports on Form 10-K of BKU and Herald, and in the Quarterly Reports on Form 10-Q of BKU and Herald, filed by BKU with the SEC and available at the SEC’s website (www.sec.gov) and filed by Herald with the Office of the Comptroller of the Currency (the “OCC”) and available at Herald’s website (www.heraldnb.com).

Legal Information

On November 16, 2011, BKU filed a definitive Proxy Statement/Prospectus with the SEC regarding the proposed merger with Herald.  This Proxy Statement/Prospectus has been mailed to Herald shareholders.  INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED BY BKU WITH THE SEC AND BY HERALD WITH THE OCC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY DO OR WILL CONTAIN IMPORTANT INFORMATION.

Investors can obtain a free copy of the Proxy Statement/Prospectus, as well as other filings containing information about BKU and Herald at the SEC’s website (http://www.sec.gov), with respect to information about BKU, and Herald’s website (www.heraldnb.com), with respect to information about Herald.  Investors can also obtain these documents, free of charge, at http://www.bankunited.com under the tab “About Us” and then under the heading “Investor Relations” and then under “SEC Filings.”  Copies of the Proxy Statement/Prospectus and any other filing by BKU with the SEC and by Herald with the OCC can also be obtained, free of charge, by directing a request to Douglas J. Pauls, 14817 Oak Lane, Miami Lakes, FL 33016, (305) 461-6841.

Contacts

BankUnited, Inc.

Douglas J. Pauls
Tel: (305) 461-6841
dpauls@bankunited.com

Herald National Bank

Michael Carleton
Tel: (646) 521-6236
mcarleton@heraldnb.com